SHARE PURCHASE AGREEMENT

THIS AGREEMENT is dated for reference as of the 10th day of February, 2010.

AMONG:

NATAC BIOTECH S.L., a Spanish corporation having an address at
Calle Ana de Austria 7, 28660 Bodilla del Monte, Madrid, Spain.

(hereinafter called "Natac")
OF THE FIRST PART

AND:

ANTONIO DELGADO ROMERO, an individual having an address at
Calle Manuel de Falla 4a, 05260 Avila, Spain.

(hereinafter called "Romero")
OF THE SECOND PART
AND:

JOSE CARLOS QUINTELA FERNANDEZ, an individual having an
address at Calle Tellez 25, 2do, Puerta 1, 28007, Madrid, Spain.

(hereinafter called "Fernandez")
OF THE THIRD PART

AND:

CALECO PHARMA CORP., a Nevada corporation having an
address at Suite 410 – 103 East Holly Street, National Bank Building,
Bellingham, WA 98225.

(hereinafter called "Caleco")
OF THE FOURTH PART

WHEREAS:

A.           Romero and Fernandez (the “Vendors”) each own 98 shares of the capital stock of Natac;

B.            Caleco has offered to purchase 18 shares of Natac from Romero and 18 shares of Natac from Fernandez, representing an aggregate of 36 shares of Natac (the “Natac Shares”); and

C.            The Vendors have agreed to transfer the Natac Shares to Caleco on the terms and conditions set forth herein.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the foregoing and of the sum of $10.00 paid by Caleco to Natac and the Vendors, the receipt of which is hereby acknowledged, the parties hereto agree each with the other as follows:

1.	INTERPRETATION

1.1	Where used herein, the following terms shall have the following meanings:

	(a)	"Caleco Shares" means 4,300,000 shares of common stock of Caleco.

	(b)	"Closing Date" has the meaning set forth in Section 7.1 of this Agreement.

	(c)	"Exchange Act" means the United States Securities Exchange Act of 1934, as amended.

(d)

"Natac Shares" means 36 shares of the capital stock of Natac, consisting of 18 shares of Natac owned by Romero and numbered 1 to 18, inclusive; and 18 shares of Natac owned by Fernandez and numbered 99 to 116 inclusive.

	(e)	"SEC" means the Securities and Exchange Commission.

	(f)	"Securities Act" means the United States Securities Act of 1933, as amended.

	(g)	"Vendors" means, collectively, Romero and Fernandez, and “Vendor” means any one of the Vendors.

2.	SHARE PURCHASE

2.1            Upon the terms and subject to the conditions of this Agreement, the Vendors hereby agree to sell to Caleco, and Caleco hereby agrees to purchase from the Vendors, the following shares of Natac (collectively, the “Natac Shares”), free and clear of all liens, charges and encumbrances whatsoever:

Antonio Delgado Romero	18 shares in the capital stock of Natac
Jose Carlos Quintela Fernandez	18 shares in the capital stock of Natac

2.2            In consideration for the sale of the Natac Shares by the Vendors to Caleco, Caleco shall issue to the Vendors the following shares of Caleco (collectively, the “Caleco Shares”), free and clear of all liens, charges and encumbrances whatsoever:

Antonio Delgado Romero	2,150,000 shares of common stock of Caleco
Jose Carlos Quintela Fernandez	2,150,000 shares of common stock of Caleco

2.3            Each Vendor acknowledges that the Caleco Shares are “restricted securities” within the meaning of the Securities Act and will be issued to each Vendor in accordance with Regulation S of the Securities Act. Any certificates representing the Caleco Shares will be endorsed with the following legend in accordance with Regulation S of the Securities Act:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”), AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT PROVIDED BY REGULATION S PROMULGATED UNDER THE ACT. SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURUSANT TO AN EFFECTIVE REGISTRATION UNDER THE ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT. HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT.”

3.            COVENANTS OF NATAC AND CALECO

3.1           If Natac offers to issue additional shares and Natac’s outstanding share capital is 4,000,000 Euros or less and Caleco’s market capitalization is equal to or greater than $21,000,000, Natac shall issue to Caleco, for no additional consideration, the same class of shares to Caleco and such number of shares equal to eighteen percent (18%) of the issued shares following their issuance.

3.2           If Natac offers to issue additional shares and Natac’s share capital is above 4,000,000 Euros at the time of the issuance or Caleco’s market capitalization is less than $21,000,000, Natac shall grant Caleco a right to purchase, for the same price and on the same terms, the same class of shares offered and such number of shares equal to eighteen percent (18%) of the issued shares following their issuance.

3.3           Upon closing and for so long as Caleco holds the Natac Shares, Caleco shall be entitled to appoint one of its representatives to the Board of Directors of Natac.

3.4           Upon closing, Natac shall be entitled to appoint one of its representatives to the Board of Directors of Caleco.

4.            REPRESENTATIONS AND WARRANTIES OF NATAC AND THE VENDORS

               Natac and the Vendors jointly and severally represent and warrant to Caleco as follows, and acknowledge that Caleco is relying upon such representations and warranties in connection with the acquisition of the Natac Shares by Caleco:

4.1           Natac has been duly incorporated and organized and is validly subsisting under the laws of Spain; it has the corporate power to own or lease its properties and to carry on its business as now being conducted by it; and it is duly qualified as a corporation to do business and is in good standing with respect thereto in each jurisdiction in which the nature of its business or the property owned or leased by it makes such qualification necessary. However, it is hereby expressly stated that the deed of incorporation of Natac has been filed with the Commercial Registry of Madrid but it is still pending for final registration.

4.2           The total share capital of Natac consists of 200 shares of capital stock, with a par value of 15.03 Euros, of which 200 shares of capital stock are issued and outstanding.

4.3           Each of the Vendors is the legal, beneficial and recorded owner of the Natac Shares set out next to his or her name in Section 2.1 hereto, with good and marketable title thereto, free and clear of all mortgages, charges, liens, security interests, adverse claims, pledges, encumbrances, and demands whatsoever.

4.4           No person, firm or corporation has any agreement or option, including convertible securities, warrants or convertible obligations of any nature, or any right or privilege (whether by law, preemptive or contractual) capable of becoming an agreement or option for the purchase, subscription, allotment or issuance of any of the unissued shares in the capital of Natac. Except for the Natac Shares, nothing in this provision will restrict a shareholder of Natac from transferring his or her shares of Natac to a third party and Caleco agrees to waive any right of first refusal to acquire those shares of Natac.

4.5            Natac will not, without the prior written consent of Caleco, issue any additional shares or ownership interest in Natac or create any options, warrants or rights for any person to subscribe for or acquire any unissued shares in the capital of Natac from and after the date of this Agreement to the Closing Date. Except for the Natac Shares, nothing in this provision will prevent a shareholder of Natac from transferring his or her shares of Natac to a third party

4.6            This Agreement has been duly authorized, validly executed and delivered by the Vendors, and acknowledged by Natac.

4.7            The Vendors have full powers, capacity, and authority to enter into this Agreement on the terms and conditions set forth herein, and this Agreement and all other documents required to be executed and delivered by the Vendors will when executed constitute, a validly and legally binding obligation of the Vendors, enforceable in accordance with their terms, except (i) as may be limited by applicable bankruptcy, insolvency, reorganisation, moratorium and other laws of general application affecting the enforcement of creditors’ rights generally, and (ii) as may be limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies .

4.8            Each of the Vendors are not a “US Person” as defined under Regulation S of the Securities Act and is not acquiring Caleco Shares for the benefit of any US Person.

4.9            The Vendors represent and warrant to Caleco that they are acquiring Caleco Shares for investment purposes only, with no present intention of dividing their interest with others or reselling or otherwise disposing of any or all of the Caleco Shares.

4.10           The Vendors were not in the United States at the time the offer to acquire the Caleco Shares was received.

4.11           The Vendors agree not to engage in hedging transactions with regard to the Caleco Shares unless in compliance with the Securities Act.

4.12           As at the date of this Agreement, Natac does not have outstanding any bonds, debentures, mortgages, notes, loans or other indebtedness, and Natac is not under any agreement to create or issue any bonds, debentures, mortgages, notes or other indebtedness.

4.13           As at the date of this Agreement, the total liabilities of Natac do not exceed $20,000.

4.14           There are no actions, suits or proceedings (whether or not purportedly on behalf of Natac), pending or threatened against or affecting Natac or affecting its business, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign and neither Natac nor the Vendors are aware of any existing ground on which any such action, suit or proceeding might be commenced with any reasonable likelihood of success.

4.15           Natac is not in material default or breach of any contracts, agreements, written or oral, indentures or other instruments to which it is a party and there are no facts, which, after notice or lapse of time or both, that would constitute such a default or breach, and all such contracts, agreements, indentures or other instruments are now in good standing and Natac is entitled to all benefits thereunder.

5.           REPRESENTATIONS AND WARRANTIES OF CALECO

               Caleco represents and warrants to Natac and to the Vendors as follows and acknowledges that Natac and the Vendors are relying upon such representations and warranties in entering into this Agreement:

5.1           Caleco has been duly incorporated and organized and validly subsisting under the laws of Nevada; it has the corporate power to own or lease its properties and to carry on its business as now being conducted by it; and it is duly qualified as a corporation to do business and is in good standing with respect thereto in each jurisdiction in which the nature of its business or the property owned or leased by it makes such qualification necessary.

5.2           Caleco is a reporting issuer under the Exchange Act and is in good standing with respect to all filings required to be made under such statutes with the SEC.

5.3           The authorized capital of Caleco consists of 975,000,000 shares of common stock with a par value of $0.001 per share. There are 87,454,674 shares of common stock currently issued and outstanding as fully paid and non-assessable shares.

5.4           No person, firm or corporation has any agreement or option, including convertible securities, warrants or convertible obligations of any nature, or any right or privilege (whether by law, preemptive or contractual) capable of becoming an agreement or option for the purchase, subscription, allotment or issuance of any of the unissued shares in the capital of Caleco.

5.5           This Agreement has been duly authorized, validly executed and delivered by Caleco.

5.6           The Caleco Shares when issued and sold in accordance with the terms of this Agreement, will be (1) duly and validly issued, fully paid and non-assessable, (2) free and clear from all liens, pledges, security interests and other encumbrances and restrictions on transfer other than restrictions on transfer under applicable state and federal securities laws and (3) issued in accordance with all applicable state and federal securities laws.

5.7           There are no actions, suits or proceedings (whether or not purportedly on behalf of Caleco), pending or threatened against or affecting Caleco or affecting its business, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign and Caleco is not aware of any existing ground on which any such action, suit or proceeding might be commenced with any reasonable likelihood of success.

5.8           Caleco hereby and in favour of the Vendors waives for any future pre-emptive right over Natac shares if, as a consequence of exercising such right Caleco would raise its participation in Natac over 18%.

6.            CONDITIONS OF CLOSING

6.1           All obligations of the parties under this Agreement are subject to the fulfilment, at or prior to the Closing Date, of the following conditions:

(a)

The respective representations and warranties contained in this Agreement or other document delivered to any of the parties pursuant hereto shall be substantially true and correct as of the date hereof and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of such date, regardless of the date as of which the information in this Agreement is given;

(b)

Caleco and Natac shall complete the closing of a research and licensing agreement pursuant to which Caleco will acquire an exclusive license in North and South America to certain probiotic strains from breast milk, and developed for: (i) prevention or treatment of human mastitis; (ii) use as infant formula; (iii) treatment of human gastrointestinal disease; (iv) human immune stimulant activity; (v) animal nutritional improvements; and (vi) prevention or treatment of pig mastitis,

(c)

Caleco and Natac shall complete the closing of an exclusive licensing agreement pursuant to which Caleco will acquire an exclusive license in North and South America to certain products, including, CRVO, AOF, AH-FLO, JHF, HGF and NB- VAL 40;

(d)	Caleco and Natac shall complete the closing of a lab facilities and services agreement pursuant to which Natac shall provide certain services and laboratory access to Caleco;

(e)

Natac and the Vendors will complete all necessary approvals and all necessary steps and corporate proceedings have been obtained or taken to permit the Natac Shares to be duly and validly transferred to and registered in the name of Caleco; and

(f)

Caleco will complete all necessary approvals and all necessary steps and corporate proceedings have been obtained or taken to permit the Caleco Shares to be duly and validly issued to and registered in the name of the Vendors.

7.           CLOSING ARRANGEMENTS

7.1           The closing of this Agreement shall occur on a date, time and place as mutually agreed to by the parties, but in any event no later than March 19, 2010 (the “Closing Date”).

7.2           On the Closing Date, upon fulfilment of the conditions set out in paragraph 6.1, then:

(a)	the Vendors and Natac shall deliver to Caleco:

(i)

a certificate issued by Natac Administrator evidencing that the transfer of the Natac Shares has been duly recorded in the company book of Shareholders (“Libro Registro de Socios”) in favour of Caleco free and clear of all liens, charges and encumbrances of any kind whatsoever; and

	(ii)	evidence satisfactory to Caleco and its legal counsel of the appointment of Caleco’s nominee to the Board of Directors of Natac.

(b)	Caleco shall issue, execute and deliver to Natac and the Vendors:

	(i)	share certificates representing the Caleco Shares in the name of each Vendor; and

	(ii)	evidence satisfactory to Natac and its legal counsel of the appointment of Natac’s nominee to the Board of Directors of Caleco.

8.             GENERAL PROVISIONS

8.1           Time shall be of the essence of this Agreement.

8.2           This Agreement contains the whole agreement between the parties hereto in respect of the purchase and sale of the Natac Shares and there are no warranties, representations, terms, conditions or collateral agreements expressed, implied or statutory, other than as expressly set forth in this Agreement.

8.3           This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Caleco may not assign this Agreement without the consent of Natac which consent may be withheld for any reason whatsoever.

8.4           Any notice to be given under this Agreement shall be duly and properly given if made in writing and delivered or telecopied to the addressee at the address as set out on page one of this Agreement. Any notice given as aforesaid shall be deemed to have been given or made on, if delivered, the date on which it was delivered or, if telecopied, on the next business day after it was telecopied. Any party hereto may change its address for notice from time to time by providing notice of such change to the other parties hereto in accordance with the foregoing.

8.5           This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by: (i) the laws of the State of Nevada to all issues related to Caleco and to the issuance of Caleco Shares; and; (ii) the laws of the Kingdom of Spain to all issues related to Natac and to the transfer of Natac Shares.

8.6           Any dispute, controversy or claim arising out of or in connection with this Agreement, or the breach, termination or invalidity thereof, the parties renounce expressly to any other applicable jurisdiction, and submit to arbitration of law before the International Chamber of Commerce of Paris. Any matter presented for arbitration will be settled by arbitration proceedings conducted by one arbitrator. The decision of the arbitrator as to any matter in dispute under this Agreement will be binding and conclusive upon the parties. The decision of the arbitrators will be rendered in writing and will include the basis for the decision. Execution of the judgment upon any award rendered by the arbitrator may be entered in any court having jurisdiction

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8.7           This Agreement may be executed in one or more counter-parts, each of which so executed shall constitute an original and all of which together shall constitute one and the same agreement.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

NATAC BIOTECH S.L.

/s/ Antonio Delgado Romero
By Its Authorized Signatory

SIGNED, SEALED AND DELIVERED
BY ANTONIO DELGADO ROMERO
in the presence of:

/s/ Jose Carlos Quintela Fernandez	/s/ Antonio Delgado Romero
Signature of Witness	ANTONIO DELGADO ROMERO

Jose Carlos Quintela Fernandez
Name
_______________________________

SIGNED, SEALED AND DELIVERED
BY JOSE CARLOS QUINTELA FERNANDEZ
in the presence of:

/s/ Antonio Delgado Romero	/s/ Jose Carlos Quintela Fernandez
Signature of Witness	JOSE CARLOS QUINTELA FERNANDEZ

Antonio Delgado Romero
Name
_______________________________
CALECO PHARMA CORP.

/s/ John Boschert
By Its Authorized Signatory